Exhibit 5.1

September 24, 2012	ATTORNEYS AT LAW 100 NORTH TAMPA STREET, SUITE 2700 TAMPA, FL 33602-5810 P.O. BOX 3391 TAMPA, FL 33601-3391 813.229.2300 TEL 813.221.4210 FAX foley.com CLIENT/MATTER NUMBER 078489-0103

Liquidmetal Technologies, Inc.
30452 Esperanza
Rancho Santa Margarita, California 92688

Re:	Liquidmetal Technologies, Inc.
Registration Statement on Form S-8

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by Liquidmetal Technologies, Inc., a Delaware corporation (the “Company”) on September 24, 2012 with the United States Securities and Exchange Commission (the “Commission”) in connection with registration under the Securities Act of 1933, as amended (the “Securities Act”), of 30,000,000 shares of the Company’s common stock, $0.001 par value per share (the “Shares”), issuable under the Liquidmetal Technologies, Inc. 2012 Equity Incentive Plan (the “Plan”).

We have examined and are familiar with the Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware, Bylaws of the Registrant, proceedings of the Board of Directors of the Registrant in connection with the adoption of the Plan, and such other records and documents of the Registrant, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions set forth in this opinion letter.  For the purpose of the opinion rendered below, we have assumed that in connection with the issuance of the Shares, the Company will receive consideration in an amount not less than the aggregate par value of the Shares covered by each such issuance.

Based on the foregoing, it is our opinion that, as of the date hereof, the Shares of common stock covered by the Registration Statement and to be issued pursuant to the Plan, when issued in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon only by you and by persons entitled to rely upon it pursuant to applicable provisions of the Securities Act, and may not be relied upon by any other person or for any other purpose without our prior written consent.  We consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Foley & Lardner LLP
Foley & Lardner LLP

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